EXHIBIT 12.1



                          PAGEMART WIRELESS, INC.

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                              (In thousands)





                                                                                                      Proforma     Proforma
                                   Year ended   Year ended   Year ended   Year ended   Year ended    Year ended   Year ended
                                  December 31, December 31, December 31, December 31, December 31,  December 31, December 31,
                                      1993         1994         1995         1996         1997          1996         1997
                                  ------------ ------------ ------------ ------------ ------------  ------------ ------------
Earnings:
 Net loss........................   $(31,121)    $(45,813)    $(53,113)    $(48,598)    $(43,887)    $(64,706)    $(58,271)
 Add:  Fixed charges.............      6,538       12,933       30,720       35,041       38,499       51,149       52,883
                                    --------     --------     --------     --------     --------     --------     --------
                                     (24,583)     (32,880)     (22,393)     (13,557)      (5,388)     (13,557)      (5,388)

Fixed charges:
 Interest in indebtedness........      5,785       11,209       28,383       32,368       36,672       48,255       50,780
 Amortization of debt issuance
   costs.........................        159          800        1,052        2,143          844        2,364        1,120
 Interest portion of rental
   and lease expense.............        594          924        1,285          530          983          530          983
                                    --------     --------     --------     --------     --------     --------     --------
                                       6,538       12,933       30,720       35,041       38,499       51,149       52,883

Deficiency of earnings available
  to cover fixed charges.........   $(31,121)    $(45,813)    $(53,113)    $(48,598)    $(43,887)    $(64,706)    $(58,271)
                                    ========     ========     ========     ========     ========     ========     ========
